Exhibit 13.1

Certification of Chief Executive Officer and Acting Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and Acting Chief Financial Officer of ChinaEdu Corporation (the “Company”), hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to her knowledge on the date hereof:

(a)                                  the Form 20-F of the Company for the year ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Julia Huang
Julia Huang
Chairman, Chief Executive Officer
and Acting Chief Financial Officer
June 27, 2008